U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2007

310 HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Nevada (State or jurisdiction of incorporation or organization)	333-139231 (Commission File Number)	20-4924000 (I.R.S. Employer Identification No.)

9903 Santa Monica Boulevard, Suite 406, Beverly Hills, California	90212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 310.882.5568

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" or "310" refer to 310 Holdings, Inc., a Nevada corporation.

ITEM 8.01 OTHER EVENTS.

On June 11, 2007, 310 Holdings, Inc. formed Bang! Bang! Entertainment, Inc., a wholly owned subsidiary in the State of Nevada. Nicole Wright, 310 Holdings, Inc.’s President and Chief Executive Officer, was appointed as the initial director and President of Bang! Bang! Entertainment, Inc. Bang! Bang! Entertainment, Inc. was formed to develop chart-topping artists across a wide range of musical genres, including rock, rap, pop and alternative.

The press release disclosing the formation of Bang! Bang! Entertainment, Inc. is attached hereto as Exhibit 99.1

On June 14, 2007, Nicole Wright resigned as President and appointed Scott Richard Grimes as the President of Bang! Bang! Entertainment, Inc.

Scott Richard Grimes is an actor and musician. He has appeared in such TV shows as “Party of Five” and “Band of Brothers” as TSgt. Donald Malarkey. Mr. Grimes can also be seen in such movies as the 1986 science fiction film “Critters”, the 1988 sequel, “Critters 2: The Main Course”, 1995's “Crimson Tide” and 2003's “Dreamkeeper” He also known for his 1987 recurring role on “Who's the Boss” as Alyssa Milano's character's love-interest, Chad McCann. He can be seen currently on the NBC prime time show ER playing Dr. Archie Morris. In 1989, Mr. Grimes released a self-titled pop music album on the A&M Records label, which was produced by Richard Carpenter, and included covers of John Farnham's “You're The Voice” and Carole King's “You've Got a Friend”, as well as several original songs. He more recently released an album entitled, “Livin' on the Run” in 2005 and had a Top 20 hit on the Billboard magazine adult contemporary charts in April 2005 called, “Sunset Blvd”.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1  Press release of June 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2007

310 HOLDINGS, INC .

By: /s/ Nicole Wright,
      Nicole Wright
      President & CEO